UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 8, 2006

ION NETWORKS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-13117	22-2413505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 Corporate Boulevard, South Plainfield, New Jersey	07080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 546-3900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2006, at the 2006 Annual Meeting of Stockholders of ION Networks, Inc. (the “Company”), the Company’s stockholders approved the ION Networks, Inc. 2006 Stock Incentive Plan (the “Plan”). The Company’s Board of Directors (the “Board”) had approved the Plan on January 23, 2006, subject to stockholder approval.

The Plan provides that the Company may grant participants stock options, restricted stock, or such other awards as may be determined by the administrator of the Plan.  Awards may be granted under the Plan to executive officers, employees, directors, consultants and advisors of the Company or any subsidiary or affiliate of the Company.  A total of 4,000,000 shares of Company common stock are issuable in connection with awards under the Plan.  Since the Board adopted the Plan, options to purchase an aggregate of 1,335,000 shares of Company common stock have been granted under the Plan, subject to the stockholder approval which has now been received.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01

Other Events

On November 8, 2006, the Board formed a Compensation Committee and a Nominating and Corporate Governance Committee and elected three independent directors to serve on each committee.  Frank S. Russo will chair the Compensation Committee.  Stephen M. Deixler will chair the Nominating and Corporate Governance Committee.  Each committee is comprised solely of directors.  The composition of the committees is as follows:

Committee

Chair

Other Members

Nominating and

Corporate Governance

Stephen M. Deixler

Frank S. Russo, Philip Levine

Compensation

Frank S. Russo

Stephen M. Deixler, Philip Levine

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits.

10.1

ION Networks, Inc. 2006 Stock Incentive Plan

10.2

Form of Incentive Stock Option Agreement under the ION Networks, Inc. 2006 Stock Incentive Plan

10.3

Form of Nonqualified Stock Option Agreement under the ION Networks, Inc. 2006 Stock Incentive Plan

10.4

Form of Restricted Stock Agreement under the ION Networks, Inc. 2006 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ION NETWORKS, INC.

Date:

November 14, 2006

By:  /s/ PATRICK E. DELANEY

Name:   Patrick E. Delaney

Title:     Chief Financial Officer